Bovie Medical Names Peter Donato Chief Financial Officer

CLEARWATER, Fl. – May 06, 2014- Bovie Medical (NYSE:BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, announced today the appointment of Mr. Peter Donato, 44, as Executive Vice President and Chief Financial Officer, effective immediately.

Mr. Donato has over 22 years of financial management and accounting experience in roles of increasing responsibility. For the past 10 years, he has been focused on healthcare companies.  Most recently, he served as Corporate Controller for Cyberonics, Inc. Prior to that, Mr. Donato served as a CFO for Catasys, Inc., and before that, as CFO for IRIS International.  Mr. Donato is a graduate of The Ohio State University, where he obtained a B.S./B.A.degree in Accounting in 1992 and earned an MBA from The University of Akron in 1999. Mr. Donatoreceived his CPA license in 1995.

“I am very pleased that Peter Donato has accepted the role of Executive Vice President and Chief Financial Officer,” said Robert L. Gershon, Chief Executive Officer.“His experience as a CFO with publicly-held medical device companies, combined with his depth of financial knowledge and strategic acumen, makeshim an ideal candidate to help the Companyachieve its corporate and financial goals.”

Additionally, Bovie Medical today announced that Mr. Gary Pickett has decided to leave the Company, effective June 18, 2014, to pursue other opportunities.

“Gary has made an invaluable contribution to Bovie Medical, and we wish him all the best in his future endeavors,” Mr. Gershon said.

Mr. Donato entered into an employment agreement with the Company and was awarded a non-qualified stock option to purchase an aggregate of 125,000 shares of Bovie common stock, exercisable at the closing price on the effective date of his employment agreement.  The option shall vest and be exercisable in four equal annual installmentsbeginning on the first anniversary of the effective date.

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product. J-Plasma® utilizes a gas ionization process that produces a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s website www.boviemed.com.

Cautionary Statement on Forward-Looking Statements
Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2013.  For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie’s website www.boviemed.com.

Investor Relations Contact:
MBS Value Partners
Lynn Morgen and Hugh Collins
212.750.5800
Investor.relations@boviemed.com